Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Celltech Group Plc (the “Company”) on Form 20-F for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission (the “Report”), Dr. Göran Ando, as Chief Executive of the Company and Peter V. Allen, as Deputy Chief Executive Officer and Finance Director of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 25, 2004

By:	/s/ Dr. Göran Ando
Dr. Göran Ando Group Chief Executive

By:	/s/ Peter V. Allen
Peter V. Allen Deputy Chief Executive Officer and Finance Director